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                                                                    EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                          SUNTRUST INTERNATIONAL CENTER
                                   28TH FLOOR
                              ONE S.E. THIRD AVENUE
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600
                             TELECOPY (305) 374-5095



                                 APRIL 28, 1998


Correctional Properties Trust
Gardens Plaza, Suite 430
3300 PGA Boulevard
Palm Beach Gardens, FL  33410

Gentlemen:

         We have acted as special counsel to Correctional Properties Trust, a Maryland real estate investment trust (the "Company") with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 675,000 shares of the Company's common shares of beneficial interest, par value $.001 per share (the "Shares") pursuant to the Company's 1998 Employee Share Incentive Plan and 1998 Non-Employee Trustees' Share Option Plan (collectively, the "Plans").

         Based on our review of the Company's Articles of Amendment and Restatement of Declaration of Trust, Amended and Restated Bylaws, the plans and documents related thereto, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that:

         1. The Company is duly formed and validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

         2. When the Shares are properly authorized for issuance in accordance with the Plans, the Shares will have been duly authorized for issuance, and, when thereafter sold, issued and paid for as contemplated by the Registration Statement and the Plans, the Shares will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

         Please note that we have relied exclusively upon the opinion of Venable, Baetjer and Howard, LLP, Baltimore, Maryland, with respect to matters of Maryland law. We consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement.



                                         Very Truly Yours,

                                         AKERMAN, SENTERFITT & EIDSON, P.A.
                                         -------------------------------------
                                         /s/ Akerman, Senterfitt & Eidson, P.A.